                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

COMPANY CONTACT:

Michael Sophie
Chief Financial Officer
(408) 866-3666


               P-COM, INC. ANNOUNCES PRELIMINARY NET SALES AND
             NET LOSS FOR FOURTH QUARTER OF 1998 AND FISCAL YEAR
________________________________________________________________________________

     CAMPBELL, CA, USA (January 28, 1999) -- P-Com, Inc. (NASDAQ National
Market: PCMS), reported preliminary results for its fourth quarter ended December 31, 1998 with net sales of $42.6 million, an increase of 41% over net sales of $30.2 for the third quarter of 1998, compared to a 34% decrease from $64.2 million in net sales for the fourth quarter of 1997.

     For the twelve months ended December 31, 1998, net sales were $194.9 million, a 12% decrease over the $220.7 million in net sales for the same period in 1997.

     Based on guidelines recently published by the Securities and Exchange Commission, the Company is in the process of re-evaluating its first quarter 1998 in-process research and development ("IPR&D") charge taken in connection with its acquisition of Cylink Corporation's Wireless Communications Group. Although the first quarter results, including an IPR&D charge, were reported in accordance with then established accounting practice and the valuation provided by the Company's independent appraiser, the Company is evaluating this charge and responding to new guidance from the Securities and Exchange Commission regarding in-process research and development changes. As a result, the Company will restate its first quarter 1998 results of operations by decreasing the IPR&D charge which would result in an increase to earnings in the first quarter and fiscal year of 1998 and an increase in goodwill which the Company expects to amortize over ten years.

     Before giving effect to any revisions to such IPR&D charge that the Company is currently evaluating, the Company's net loss was $6.8 million for the fourth quarter of 1998 compared to net income of $8.1 million for the comparable period last year. Prior to any such revision, the net loss applicable to holders of common stock was $8.6 million or $0.20 diluted per share with weighted average common and common equivalent shares of 43.5 million in the fourth quarter of 1998 compared to a diluted net income per share of $0.18 with weighted average common and common equivalent shares of 46.9 million for the prior year's fourth quarter.

                                  --more--

P-COM, INC. ANNOUNCES NET SALES AND NET LOSS FOR FOURTH QUARTER OF 1998 AND
 FISCAL YEAR
________________________________________________________________________________

     Before giving effect to any revisions to such IPR&D charge that the Company is currently evaluating, the Company's net loss was $65.8 million and the net loss applicable to holders of common stock was $67.6 million for the year ended December 31, 1998. These losses included the original $33.9 million IPR&D charge taken in the first quarter of 1998 associated with the acquisition of Cylink Corporation's Wireless Communications Group and the restructuring and other charges of $26.6 million taken in the third quarter of 1998 and are net of an extraordinary after tax gain from the extinguishment of certain long-term debt of $4.3 million. This compares to net income of $18.9 million for the comparable twelve-month period last year. Prior to any such revision, the basic and diluted net loss attributable to holders common stock of $1.56 per share with weighted average common shares of 43.3 million in the year ended December 31, 1998 compares to diluted net income per share of $0.43 with weighted average common and common equivalent shares of 44.6 million for the prior year.

     Separately, during the quarter, the Company raised $15 million from three investors through the issuance of preferred stock and warrants. In addition, in the fourth quarter, the Company exchanged $14.4 million principal amount of its Convertible Subordinated Notes for 2,467,000 shares of Common Stock. This exchange resulted in an extraordinary after tax gain of $4.3 million, which is included in the preliminary results referred to above.

     P-Com's Chairman and Chief Executive Officer George P. Roberts said, "Significant progress was made during the quarter with our new product development as evidenced by the successful trial of our point-to-multipoint equipment with Siemens and WinStar. In addition to our progress in new products, our sales efforts with existing customers and in new geographic areas has resulted in a year-end backlog of approximately $75.2 million."

     Michael J. Sophie, Chief Financial Officer and Vice President, Finance added, "We are pleased with our progress in increasing revenues, reducing expenses and strengthening of the balance sheet as compared with our third quarter."

     Once the Company has finalized its revisions to such IPR&D charge, the Company will publish its net sales and net income for the fourth quarter of 1998 and fiscal year and restate its first quarter 1998 operating results.

                                  --more--

P-COM, INC. ANNOUNCES NET SALES AND NET LOSS FOR FOURTH QUARTER OF 1998 AND
 FISCAL YEAR
________________________________________________________________________________

     P-Com, Inc. develops, manufactures and markets network access systems for the worldwide wireless telecommunications market. The point-to-point, spread spectrum, and point-to-multipoint radio links provided by P-Com are designed to satisfy the network requirements of cellular and personal communications services, corporate communications, public utilities and local governments. In addition, P-Com provides comprehensive network services, including system and program planning and management, path design and installation.

     Statements in this release that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this release. Such factors may include, but are not limited to, reliance upon subcontractors, fluctuations in customer demand and commitments, both in timing and volume, introduction of new products, commercial acceptance and viability of new products and expenses associated therewith, cancellations of orders without penalties, pricing and competition, the Company's ability to have available an appropriate amount of production capacity in a timely manner, the ability of the Company's customers to finance their purchases of the Company's products and/or services, the timing of new technology and product introductions, the risk of early obsolescence, accounting for adjustments for the Cylink Acquisition and the pending stockholder class action lawsuits. In addition, actual 1998 annual and fourth quarter results and previously reported results for such prior periods may differ or change materially due to potential prior period adjustments and such related restatements required by the SEC in response to its new guidelines or made on the advice of the Company's independent accountants. Similarly, results for future periods may be impacted by these potential adjustments and related restatement. Further, the Company operates in an industry sector where securities values are highly volatile and may be influenced by economic and other factors beyond the Company's control, such as announcements by competitors and service providers. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q.

     P-Com, Inc., with world headquarters in Campbell, California, USA and offices in Florida, New Jersey, Virginia, the UK, Italy, France, Germany, Poland, Mexico, and China, is an ISO 9001 certified company. For additional information, contact P-Com at:


  P-Com, Inc.  .  3175 S. Winchester Boulevard  .  Campbell, CA  95008  .  USA

               TEL:  (408) 866-3666   .   FAX:  (408) 866-3655

                                  --more--

                                  P-COM, INC.
               CONDENSED PRELIMINARY CONSOLIDATED BALANCE SHEETS
                           (In thousands, unaudited)

                                                                                         December 31,
                                                                                 1998                  1997
                                                                           ----------------      ----------------
ASSETS
Current assets:
  Cash and cash equivalents                                                      $   29,241            $   88,145
  Accounts receivable, net                                                           50,533                70,883
  Notes receivable                                                                      264                   205
  Inventories                                                                        79,026                58,003
  Prepaid expenses and other assets                                                  19,545                12,329
                                                                           ----------------      ----------------
    Total currents assets                                                           178,609               229,565

Property and equipment, net                                                          52,086                32,313
Deferred income taxes                                                                17,224                 1,697
Goodwill and other assets                                                            55,954                41,946
                                                                           ----------------      ----------------
                                                                                 $  303,873            $  305,521
                                                                           ================      ================

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable                                                               $   39,618            $   38,043
  Accrued employee benefits                                                           3,345                 3,930
  Other accrued liabilities                                                          10,318                 6,255
  Income taxes payable                                                                   --                 6,409
  Notes payable                                                                      46,360                   293
                                                                           ----------------      ----------------
    Total current liabilities                                                        99,641                54,930
                                                                           ----------------      ----------------

Long-term debt                                                                       92,769               101,690
                                                                           ----------------      ----------------
Minority interest                                                                        --                   604
                                                                           ----------------      ----------------
Mandatorily redeemable preferred stock                                               13,559                    --
                                                                           ----------------      ----------------
Mandatorily redeemable common stock warrants                                          1,839                    --
                                                                           ----------------      ----------------

Stockholders' equity:
  Common stock                                                                            5                     4
  Additional paid-in capital                                                        145,246               131,735
  Retained earnings  (deficit)                                                      (49,268)               18,380
  Cumulative translation adjustment                                                      82                (1,822)
                                                                           ----------------      ----------------
    Total stockholders' equity                                                       96,065               148,297
                                                                           ----------------      ----------------
                                                                                 $  303,873            $  305,521
                                                                           ================      ================

                                   --more--

                                  P-COM, INC.

          CONDENSED PRELIMINARY CONSOLIDATED STATEMENT OF OPERATIONS
               (In thousands, except per share data, unaudited)

                                                   Three Months Ended                        Year Ended
                                           ----------------------------------    ----------------------------------
                                             Dec 31, 1998      Dec 31, 1997        Dec 31, 1998      Dec 31, 1997
                                           ----------------  ----------------    ----------------  ----------------
Sales                                             $  42,608         $  64,226           $ 194,944         $ 220,702
Cost of Sales                                        30,322            36,334             144,275           129,235
                                           ----------------  ----------------    ----------------  ----------------
  Gross profit                                       12,286            27,892              50,669            91,467
                                           ----------------  ----------------    ----------------  ----------------

Operating expenses:
  Research and development                           11,548             8,221              41,473            29,127
  Selling and marketing                               5,069             4,703              22,020            15,696
  General and administrative                          5,295             2,604              24,965            14,539
  Goodwill amortization                               1,242               661               4,169             2,409
  Restructuring and other one-time charges               --                --               4,332                --
  Acquired in-process research and
    development expenses                                 --                --              33,856                --
                                           ----------------  ----------------    ----------------  ----------------
    Total operating expenses                         23,154            16,189             130,815            61,771
                                           ----------------  ----------------    ----------------  ----------------

Income (loss) from operations                       (10,868)           11,703             (80,146)           29,696

Interest and other income (expense), net             (2,945)              517              (7,903)              247
                                           ----------------  ----------------    ----------------  ----------------

Income (loss) before extraordinary item
    and income taxes                                (13,813)           12,220             (88,049)           29,943

Provision (benefit) for income taxes                 (2,763)            4,155             (17,974)           11,052
                                           ----------------  ----------------    ----------------  ----------------

Income (loss) before extraordinary item             (11,050)            8,065             (70,075)           18,891
                                           ----------------  ----------------    ----------------  ----------------

Extraordinary item, net of income taxes               4,266                --               4,266                --
                                           ----------------  ----------------    ----------------  ----------------

Net income (loss)                                    (6,784)            8,065             (65,809)           18,891
                                           ----------------  ----------------    ----------------  ----------------

Charge related to preferred
  stock discount                                     (1,839)               --              (1,839)               --
                                           ----------------  ----------------    ----------------  ----------------
Net loss applicable to common
 stock holders                                    $  (8,623)        $   8,065           $ (67,648)        $  18,891
                                           ================  ================    ================  ================

Net income (loss) per share:
  Basic                                           $   (0.20)        $    0.19           $   (1.56)         $   0.45
                                           ================  ================    ================  ================
  Diluted                                         $   (0.20)        $    0.18           $   (1.56)         $   0.43
                                           ================  ================    ================  ================

Shares used in per share computation:
  Basic                                              43,465            42,793              43,254            42,175
                                           ================  ================    ================  ================
  Diluted                                            43,465            46,889              43,254            44,570
                                           ================  ================    ================  ================

                                      ###